INCORPORATED UNDER THE LAWS OF NEVADA

NUMBER

SHARES

# FTL VENTURES CORP.

*Fully Paid Non Assessable $0.001 Par Value* **COMMON STOCK**

CUSIP NO. 30290B 101

**THIS CERTIFIES THAT**

**IS THE RECORD HOLDER OF**

*Shares of FTL VENTURES CORP. Capital Stock transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.*

*WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.*

***Dated:***

COUNTERSIGNED AND REGISTERED
ACTION STOCK TRANSFER CORP.
2469 E. Ft Union Blvd., # 214, Salt Lake City, UT 84121

By:________________________________
TRANSFER AGENT-AUTHORIZED SIGNATURE

PRESIDENT

FTL VENTURES CORP.
SEAL
NEVADA

SECRETARY